Shareholder Meeting
On June 12, 2015, State Farm Variable Product Trust had a special shareholder meeting. The shareholders cast votes in proportion with the voting instructions received from owners of variable deferred annuity and variable universal life insurance policies issued by State Farm Life Insurance Company and State Farm Life and Accident Assurance Company. The results for the matter voted upon by the shareholders, the election of a Board of Trustees, were as follows:

Trustee Nominee
Votes Cast For
Votes Withheld
Abstentions
Broker Non-votes
Results

Joe R. Monk, Jr
15,047,893
425,726
0
0
Elected

Paul J. Smith
15,081,128
392,491
0
0
Elected

Thomas M. Mengler
15,074,629
398,990
0
0
Elected

James A. Shirk
15,078,656
394,962
0
0
Elected

Diane L. Wallace
15,084,416
389,203
0
0
Elected

Victor J Boschini
15,071,560
402,058
0
0
Elected

David L. Vance
15,099,165
374,454
0
0
Elected

Alan R. Latshaw
15,087,302
386,317
0
0
Elected

Anita M. Nagler
15,097,722
375,897
0
0
Elected